Exhibit 99.1

FOR IMMEDIATE RELEASE: January 25, 2006

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	Sport-Haley, Inc.	Sport-Haley, Inc
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. ANNOUNCES

FORM 10 DECLARED EFFECTIVE

Denver, Colorado – January 25, 2006 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (“Sport-Haley” or “the Company”) today announced that the United States Securities and Exchange Commission (the “SEC” or the “Commission”) declared Sport-Haley’s recently filed application for registration of its common stock pursuant to §12(g) of the Securities Exchange Act of 1934 (the “Exchange Act:”) effective as of January 24, 2006.

Sport-Haley believes that it now meets all requirements for its common stock to be, and continue to be, listed on the Nasdaq Stock Market, Inc. (“Nasdaq”) National Market, upon which its common shares have been listed since 1994.

As Sport-Haley recently announced, it filed the Form 10 in order to register its common stock pursuant to §12(g) of the Exchange Act. Sport-Haley had believed that its common stock had been properly registered under §12(g) since approximately November 1998, based upon its belief that it had met the requirements of Rule 12g-2, which, if met, would have deemed the Company’s common stock to be registered under §12(g) without requiring the filing of another registration statement. The Company has made all periodic and other filings required of an issuer whose shares are registered under §12(g) of the Exchange Act since November 1998. The Form 10 filed by Sport-Haley has now been declared effective.

Nasdaq had advised the Company that it would continue to list Sport-Haley’s common shares on the National Market so long as the Company promptly filed the Form 10 and continued to make all filings with the SEC required of an issuer whose stock is registered under §12(g) of the Exchange Act. The Company believes that it has satisfied these conditions.

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY™ and Ben Hogan® labels. Its fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and

-MORE-

mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Ben Hogan® and Top-Flite™ apparel are distributed pursuant to a licensing agreement between Sport-Haley, Inc. and Callaway Golf. Sport-Haley received approval from Callaway Golf for Reserve Apparel Group LLC to distribute Top-Flite™ apparel exclusively to Wal-Mart Stores in accordance with a joint venture agreement between Sport-Haley, Inc. and Explorer Gear USA. The first deliveries of Top-Flite™ apparel are expected to be made in approximately February 2006.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of Sport-Haley’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that Sport-Haley’s actual results could differ materially from those contained in forward-looking statements. Sport-Haley’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: its ability to control costs and expenses; its ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate its chosen distribution channels; its ability to successfully forecast sales and optimize inventory levels; its ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as its Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither Sport-Haley nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

####